Exhibit 99.1
Cloudera Reports Second Quarter Fiscal 2021 Financial Results

SANTA CLARA, Calif. September 2, 2020 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its second quarter of fiscal 2021, ended July 31, 2020. Total revenue for the second quarter was $214.3 million, an increase of 9% as compared to the second quarter of fiscal 2020. Subscription revenue was $191.5 million, an increase of 17% as compared to the second quarter of fiscal 2020. Annualized Recurring Revenue grew 12% year-over-year.

"We achieved a major milestone last month with the general availability of Cloudera Data Platform Private Cloud, significantly advancing our Enterprise Data Cloud strategy," said Rob Bearden, chief executive officer, Cloudera. "CDP offers a powerful hybrid architecture that separates compute and storage while maintaining data context for greater agility, ease of use and more efficient infrastructure consumption. With CDP, we are participating in the fastest growing segment of the market through cloud-native services. Uniquely, we also benefit from demand for hybrid and multi-cloud solutions that allow enterprises to optimize the performance, cost and security of workloads and use cases."

Second quarter Fiscal 2021 results

•GAAP loss from operations for the second quarter of fiscal 2021 was $36.5 million, compared to $89.1 million for the second quarter of fiscal 2020
•Non-GAAP income from operations for the second quarter of fiscal 2021 was $29.8 million, compared to a non-GAAP loss from operations of $7.4 million for the second quarter of fiscal 2020
•Operating cash flow for the second quarter of fiscal 2021 was $32.4 million, compared to negative $33.0 million for the second quarter of fiscal 2020
•GAAP net loss per share for the second quarter of fiscal 2021 was $0.12 per share, compared to $0.31 per share for the second quarter of fiscal 2020
•Non-GAAP net income per share for the second quarter of fiscal 2021 was $0.10 per share, compared to a non-GAAP net loss per share of $0.02 per share for the second quarter of fiscal 2020

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

As of July 31, 2020, Cloudera had total cash, cash equivalents, marketable securities and restricted cash of $568.7 million.

Recent Business and Financial Highlights

•Annualized Recurring Revenue at the conclusion of the second quarter of fiscal 2021 was $739 million, representing 12% year-over-year growth
•GAAP subscription gross margin for the quarter was 85%, up from 82% in the second quarter of fiscal 2020
•Non-GAAP subscription gross margin for the quarter was 89%, up from 86% in the second quarter of fiscal 2020
•Cloudera Data Platform (CDP) Private Cloud is now generally available
•CDP Public Cloud is now available on AWS Marketplace in strategic collaboration agreement with AWS
•Sarah Shin was promoted to new role of Chief Diversity Officer

Business Outlook

The outlook for the third quarter of fiscal 2021, ending October 31, 2020, is:

•Total revenue in the range of $207 million to $210 million
•Subscription revenue in the range of $187 million to $190 million
•Non-GAAP operating income in the range of $27 million to $31 million
•Non-GAAP net income per share in the range of $0.08 to $0.10 per share
•Diluted weighted-average share count of approximately 320 million shares

The outlook for fiscal 2021, ending January 31, 2021, is:

•Total revenue in the range of $839 million to $853 million
•Subscription revenue in the range of $755 million to $765 million
•Non-GAAP operating income in the range of $102 million to $112 million
•Non-GAAP net income per share in the range of $0.32 to $0.35
•Diluted weighted-average share count of approximately 315 million shares

The business outlook is based on the assumption that the recessionary impact of the coronavirus pandemic (COVID-19) will continue through Cloudera’s fourth quarter of our fiscal 2021.

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its second quarter fiscal 2021 results and the outlook for its third quarter of fiscal 2021 and full year fiscal 2021 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•Participant Toll Free Number: +1-833-579-0900
•Participant International Number: +1-778-560-2567
•Conference ID: 3554107

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets, including our “Business Outlook” for our third quarter of fiscal 2021 and our full year fiscal 2021 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, the impact of and uncertainties related to COVID-19, and other risks or uncertainties that are described under the caption “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and changing rapidly, including, but not limited to, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP cost of revenue-subscription, non-GAAP cost of revenue-services, non-GAAP subscription gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating margin, and historical and forward-looking non-GAAP income/loss from operations, non-GAAP net income/loss, and non-GAAP net income/loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition and disposition-related expenses (if any), extraordinary non-cash real estate impairment charges (if any), and amortization of acquired intangible assets from our unaudited and audited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying financial statement tables titled “Use of Non-GAAP Financial Information” as well as the related financial statement tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue

Annualized Recurring Revenue (“ARR”) is a performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering, remote operation and management services, or premium add-on support.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription	$191,522	$164,102	$378,607	$318,940
Services	22,814	32,609	46,189	65,239
Total revenue	214,336	196,711	424,796	384,179
Cost of revenue:(1) (2)
Subscription	27,929	29,075	56,565	58,412
Services	21,710	28,055	47,315	59,951
Total cost of revenue	49,639	57,130	103,880	118,363
Gross profit	164,697	139,581	320,916	265,816
Operating expenses:(1) (2)
Research and development	62,304	65,742	126,520	129,915
Sales and marketing	105,760	112,491	218,895	231,874
General and administrative	33,167	50,445	67,842	96,877
Total operating expenses	201,231	228,678	413,257	458,666
Loss from operations	(36,534)	(89,097)	(92,341)	(192,850)
Interest income	1,444	3,156	3,685	6,447
Other income (expense), net	980	104	(1,517)	337
Loss before provision for income taxes	(34,110)	(85,837)	(90,173)	(186,066)
Provision for income taxes	(1,887)	(1,206)	(3,838)	(4,107)
Net loss	$(35,997)	$(87,043)	$(94,011)	$(190,173)
Net loss per share, basic and diluted	$(0.12)	$(0.31)	$(0.32)	$(0.69)
Weighted-average shares used in computing net loss per share, basic and diluted	300,103	276,778	297,724	274,207

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenue – subscription	$3,684	$4,189	$7,676	$8,008
Cost of revenue – service	3,004	4,196	6,991	8,456
Research and development	17,057	18,453	36,881	36,294
Sales and marketing	14,031	15,435	29,854	28,799
General and administrative	8,841	19,460	18,653	29,047
Total stock-based compensation expense	$46,617	$61,733	$100,055	$110,604

(2) Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenue – subscription	$3,080	$2,687	$6,159	$5,597
Sales and marketing	16,596	17,250	33,193	34,500
Total amortization of acquired intangible assets	$19,676	$19,937	$39,352	$40,097

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31, 2020	January 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$143,171	$107,638
Marketable securities	288,330	253,361
Accounts receivable, net	149,326	249,971
Deferred costs	46,199	54,776
Prepaid expenses and other current assets	28,245	42,155
Total current assets	655,271	707,901
Property and equipment, net	20,995	21,988
Marketable securities, non-current	133,890	122,193
Intangible assets, net	565,884	605,236
Goodwill	590,361	590,361
Deferred costs, non-current	32,717	35,260
Operating lease right-of-use assets	194,751	204,642
Other assets	9,657	12,209
TOTAL ASSETS	$2,203,526	$2,299,790
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,337	$3,858
Accrued compensation	55,666	61,826
Other contract liabilities	8,351	12,225
Other accrued liabilities	19,583	22,297
Operating lease liabilities	21,629	19,181
Deferred revenue	409,873	460,561
Total current liabilities	519,439	579,948
Operating lease liabilities, non-current	181,339	192,324
Deferred revenue, non-current	67,747	81,926
Other accrued liabilities, non-current	6,462	7,223
TOTAL LIABILITIES	774,987	861,421
STOCKHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	3,008,394	2,923,905
Accumulated other comprehensive income	763	273
Accumulated deficit	(1,580,633)	(1,485,824)
TOTAL STOCKHOLDERS’ EQUITY	1,428,539	1,438,369
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,203,526	$2,299,790

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35,997)	$(87,043)	$(94,011)	$(190,173)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,366	22,850	44,939	46,166
Non-cash lease expense	11,391	11,583	22,692	22,898
Stock-based compensation expense	46,617	61,733	100,055	110,604
Amortization of deferred costs	16,785	11,321	33,410	20,973
Other	1,604	(691)	5,126	(1,201)
Changes in assets and liabilities:
Accounts receivable	18,512	(14,836)	100,340	80,660
Prepaid expenses and other assets	4,102	(3,436)	14,628	(3,958)
Deferred costs	(11,667)	(12,395)	(22,290)	(21,807)
Accounts payable	(1,137)	(1,056)	(830)	(3,661)
Accrued compensation	11,766	6,440	(6,646)	(6,090)
Other accrued liabilities	(1,384)	8,717	(4,279)	8,689
Other contract liabilities	(3,377)	(4,120)	(3,874)	(9,242)
Operating lease liabilities	(18,698)	(13,955)	(21,206)	(25,034)
Deferred revenue	(28,435)	(18,092)	(67,249)	(50,344)
Net cash provided by (used in) operating activities	32,448	(32,980)	100,805	(21,520)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(192,709)	(114,771)	(273,569)	(311,224)
Proceeds from sale of marketable securities	38,113	30,114	104,172	39,385
Maturities of marketable securities	86,916	105,404	123,710	235,402
Capital expenditures	(3,341)	(2,028)	(4,430)	(4,721)
Net cash (used in) provided by investing activities	(71,021)	18,719	(50,117)	(41,158)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	—	—	(25,974)	—
Taxes paid related to net share settlement of restricted stock units	(9,266)	(7,847)	(23,283)	(15,645)
Proceeds from employee stock plans	28,662	3,270	33,639	9,220
Net cash provided by (used in) financing activities	19,396	(4,577)	(15,618)	(6,425)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,423	(449)	463	(1,509)
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,754)	(19,287)	35,533	(70,612)
Cash, cash equivalents and restricted cash — Beginning of period	164,277	110,714	110,990	162,039
Cash, cash equivalents and restricted cash — End of period	$146,523	$91,427	$146,523	$91,427

Reconciliation of cash, cash equivalents and restricted cash as shown in the statement of cash flows:
	As of July 31,
	2020	2019
Cash and cash equivalents	$143,171	$88,075
Restricted cash included in Other assets	3,352	3,352
Total cash, cash equivalents and restricted cash	$146,523	$91,427

Cloudera, Inc.
Three Months Ended July 31, 2020
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$27,929	$(3,684)	$(3,080)	$21,165
Subscription gross margin	85%	2%	2%	89%
Cost of revenue- Services	21,710	(3,004)	—	18,706
Services gross margin	5%	13%	—%	18%
Gross profit	164,697	6,688	3,080	174,465
Total gross margin	77%	3%	1%	81%
Research and development	62,304	(17,057)	—	45,247
Sales and marketing	105,760	(14,031)	(16,596)	75,133
General and administrative	33,167	(8,841)	—	24,326
(Loss) income from operations	(36,534)	46,617	19,676	29,759
Operating margin	(17)%	22%	9%	14%
Net (loss) income	(35,997)	46,617	19,676	30,296
Net (loss) income per share, basic	(0.12)	0.15	0.07	0.10
Net (loss) income per share, diluted (1)	$(0.12)	$0.15	$0.07	$0.10
(1) See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net income per share

Cloudera, Inc.
Three Months Ended July 31, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$29,075	$(4,189)	$(2,687)	$22,199
Subscription gross margin	82%	3%	2%	86%
Cost of revenue- Services	28,055	(4,196)	—	23,859
Services gross margin	14%	13%	—%	27%
Gross profit	139,581	8,385	2,687	150,653
Total gross margin	71%	4%	1%	77%
Research and development	65,742	(18,453)	—	47,289
Sales and marketing	112,491	(15,435)	(17,250)	79,806
General and administrative	50,445	(19,460)	—	30,985
Loss from operations	(89,097)	61,733	19,937	(7,427)
Operating margin	(45)%	31%	10%	(4)%
Net loss	(87,043)	61,733	19,937	(5,373)
Net loss per share, basic and diluted	$(0.31)	$0.22	$0.07	$(0.02)

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended July 31,
	2020	2019
GAAP weighted-average shares, basic	300,103	276,778
Effect of dilutive securities:
Stock options, unvested restricted stock units and ESPP	12,592	—
Non-GAAP weighted-average shares, diluted (1)	312,695	276,778
(1) Non-GAAP weighted-average shares, diluted is intended to represent the weighted-average shares on a diluted basis for purposes of calculating Non-GAAP net income per share.

Use of Non-GAAP Financial Information

In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude or give effect to certain items for the following reasons:

•Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Extraordinary non-cash real estate impairment charges. We currently lease approximately 225,000 square feet of space for our former corporate headquarters in Palo Alto, California under a lease agreement that expires in 2027. Upon the completion of the merger with Hortonworks, we added approximately 92,000 square feet of space in Santa Clara, California under a lease agreement that expires in 2026 and we relocated our corporate headquarters to this space during the second quarter of fiscal 2021. Extraordinary non-cash real estate impairment charges relate to potential charges that we may incur as a result of future activities with respect to our leased office locations.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2021
(in millions)	Q3	FY
GAAP operating loss	($34) - ($30)	($213) - ($178)
Stock-based compensation expense (*)	41	187
Amortization of acquired intangible assets	20	78
Extraordinary non-cash real estate impairment charges (*)	—	50 - 25
Non-GAAP operating income	$27 - $31	$102 - $112

	Fiscal 2021
(in millions)	Q3	FY
GAAP net loss	($35) - ($29)	($214) - ($180)
Stock-based compensation expense (*)	41	187
Amortization of acquired intangible assets	20	78
Extraordinary non-cash real estate impairment charges (*)	—	50 - 25
Non-GAAP net income	$26 - $32	$101 - $110
(*) Stock-based compensation expense and real-estate impairment charges are impacted by a number of variables, each of which are inherently difficult to forecast. As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Madge Miller
press@cloudera.com
+1 (888) 789-1488